UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2009

POWERRAISE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-137251 (Commission File Number)	98-0454140 (IRS Employer Identification No.)
7 Menachem Begin St.
Ramat Gan 52521
Israel
(Address of Principal Executive Offices, Zip Code)

011-972-3-611-6232
(Registrant's Telephone Number, Including Area Code)

26 East Hawthorne Ave.
Valley Stream, NY 11580

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors and Principal Officers

On March 30, 2009, Arik Hertz resigned from his position as a director and Chief Executive Officer of the Registrant.

Mr. Hertz claims that the company ran out of funds and no longer active since January 20th, 2009, and he is owned $93,108.68 in compensation from the Registrant, effective that day.

As a result of the resignations of Mr. Hertz, Mr. Zwebner became the sole officer of the Registrant.

The Registrant is not aware of any disagreements between Mr. Hertz and Mr. Zwebner

We are providing the director with copies of this current report concurrent with this filing. Should any subsequent communications with any director regarding their respective decision to resign reveal any disagreement between them and the Registrant, the Board of Directors or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

Section  8 - Other Events

Item 8.01 Other Events

The  address of the principal executive offices of the Registrant was changed on March 30, 2009,  to c/o DR Investment Ltd.  7 Menachem Begin St. Ramat Gan 52521 Israel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERRAISE, INC.

By:	/s/ Arik Hertz
Name:	Arik Hertz
Title:	Chairman
Date:  March 31, 2009